UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 9, 2008

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

                            West Virginia                                                                   No. 0-16587                                                     55-0672148
                        (State or other jurisdiction of                                         (Commission File Number)                                      (I.R.S. Employer
                        incorporation or organization)                                                                                                                           Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 9, 2008, Summit Financial Group, Inc. (“Summit”), entered into an Agreement and Plan of Reorganization (the “Agreement”) with Greater Atlantic Financial Corporation, Inc. (“Greater Atlantic”), a Virginia corporation headquartered in Reston, Virginia and the parent holding company of Greater Atlantic Bank (“GAB”).

Under the terms of the Agreement, each holder of a share of Greater Atlantic common stock is entitled to receive, subject to the limitations and adjustments set forth in the Agreement, the number of shares of Summit common stock equal to $4.00 divided by the average closing price of Summit’s common stock as reported on the NASDAQ Capital Market for the twenty (20) trading days before the closing of the merger.  In no event will each share of Greater Atlantic common stock be exchanged for more than 0.328625 of a share of Summit common stock.  If, at closing, Greater Atlantic’s shareholders’ equity, adjusted to exclude accumulated other comprehensive income or loss and the effect of removing the benefit of net operating loss carryforwards from the net deferred tax assets, is less than $4,214,000 (which equals Greater Atlantic’s shareholders’ equity at March 31, 2008), then the aggregate value of the merger consideration will be reduced one dollar for each dollar that Greater Atlantic’s adjusted shareholders’ equity is less than $4,214,000.  For purposes of determining Greater Atlantic’s adjusted shareholders’ equity at closing, Greater Atlantic’s shareholders’ equity at closing shall be increased by the actual monthly operating losses, up to $250,000 per month, incurred by Greater Atlantic after March 31, 2008 and before September 1, 2008, the fees accrued or paid to Greater Atlantic’s financial advisor, and the fees accrued or paid to Greater Atlantic’s legal counsel up to $150,000.

The acquisition is also conditioned upon the following at close of the transaction:  (a) Greater Atlantic and GAB having minimum regulatory capital ratios of:  Tier 1 (core) capital equal to 4.0%, Tier 1 risk-based capital equal to 4.0% and total risk-based capital equal to 8.0%; (b) GAB’s ratio of the sum of non-performing loans, other real estate owned and net loans charged off after March 31, 2008, to total consolidated assets not exceeding 2.78%; and (c) Greater Atlantic’s allowance for loan losses being adequate in accordance with generally accepted accounting principles and applicable regulatory guidance, as determined by Summit with the concurrence of Greater Atlantic’s independent auditors.

In addition to the receipt of Greater Atlantic shareholder and customary regulatory approvals, and other customary closing conditions, the completion of the acquisition is conditioned on GAB having core deposits (generally all deposits except municipal, wholesale and brokered deposits) of at least $144.0 million as of closing.

The Agreement is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 8.01 Other Events

On June 10, 2008, Summit issued a press release announcing that it had entered into a new definitive agreement to acquire Greater Atlantic.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of June 9, 2008, by and between Summit Financial Group, Inc. and Greater Atlantic Financial Corp.

99.1	Press Release, dated June 10, 2008, issued by Summit Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SUMMIT FINANCIAL GROUP, INC.

Date:  June 12, 2008                                                                                                             By:      /s/  Robert S. Tissue
                                   Robert S. Tissue
                                           Senior Vice President and
                                                                                   Chief Financial Officer